Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-42605) of Asset Investors Corporation of our report dated September 12, 1997, with respect to the Statement of Excess of Revenues over Specific Operating Expenses of The Wilder Manufactured Home Communities for the year ended December 31, 1996, included in the Current Report (Form 8-K) dated October 30, 1997.



                                                               ERNST & YOUNG LLP

Phoenix, Arizona
November 13, 1997